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                                                                   Exhibit (h.6)



                                     FORM OF
                FOURTH AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

      FOURTH AMENDMENT, dated as of July __, 2001 (the "Amendment"), to the Financial Guaranty Agreement, dated as of August 6,1999, as amended as of December 17, 1999, August 3, 2000 and December 20, 2000 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and AETNA SERIES FUND, INC. (the "Fund").

                                   WITNESSETH:

      WHEREAS, Aeltus, the Fund and the Insurer have agreed to terminate the Insurer's obligation to issue additional Policies pursuant to the Agreement.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1) Defined Terms. All capitalized terms defined in the Agreement and used herein shall have the meanings given to them therein.

      2) Amendment to Section 2.1. The first sentence of Section 2.1 is hereby amended by deleting "December 31, 2001" and inserting the date hereof in lieu thereof.

      3) Conditions of Effectiveness. This Amendment shall become effective on the date on which the Insurer, Aeltus and the Fund shall have executed and delivered this Amendment.

      4) No other Amendment; Confirmation. Except as expressly amended, modifies and supplemented by this Amendment or by any prior amendment, the provisions of the Agreement are and shall remain in full force and effect.

      5) Governing Law; Counterparts. (a) This Amendment and the rights and obligation of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York

      (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
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                              MBIA INSURANCE CORPORATION


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                              By:
                              Title:



                              AELTUS INVESTMENT MANAGEMENT, INC.


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                              By:
                              Title:



                              AETNA SERIES FUND, INC.


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                              By:
                              Title: